JPMorgan Funds - J.P. Morgan Mutual Fund Group
Rule 10f-3 Transactions
For the period from September 1, 2010 to February 28, 2011

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Short Term Bond Fund II
Trade Date 09/07/10
Issuer Dell Inc. (DELL 2.30% September 10, 2015)
Cusip 24702RAL
Bonds 34,000
Offering Price $99.977
Spread 0.35%
Cost $33,992
Dealer Executing Trade Barclays Capital Inc.
% of Offering  purchased by firm 2.85%
Syndicate Members Barclays Capital, Goldman Sachs, Morgan Stanley, BNP
Paribas, Deutsche Bank Securities, JPMorgan, UBS Securities, Wells Fargo
Fund JPMorgan Short Term Bond Fund II
Trade Date 09/15/10
Issuer AmeriCredit Automobile Receivables Trust 2010-3 A3 (AMCAR
2010-3 A3 1.14% April 8, 2015)
Cusip 03063PAC
Bonds 70,000
Offering Price $99.98484
Spread 0.45%
Cost $69,989
Dealer Executing Trade Barclays Capital Inc.
% of Offering  purchased by firm 9.50%
Syndicate Members Barclays Capital, UBS Securities, Credit Suisse,
JPMorgan
Fund JPMorgan Short Term Bond Fund II
Trade Date 09/20/10
Issuer E.I. Du Pont de Nemours (DD 1.95% January 15, 2016)
Cusip 263534CD
Bonds 29,000
Offering Price $99.047
Spread 0.35%
Cost $28,724
Dealer Executing Trade Goldman Sachs and Company
% of Offering  purchased by firm 2.80%
Syndicate Members Credit Suisse, Goldman Sachs, JPMorgan, Morgan Stanley,
Banc of America, Bank of New York, Bank of Nova Scotia, Barclays Capital,
BBVA Securities, BNP Paribas, Citigroup Global Markets, Deutsche Bank
Securities, HSBC Securities, ING Financial, Mitsubishi UFJ Securities,
Mizuho Securities, RBC Capital, RBS Securities, Rothman Pantell, Santander
Investments, Scotia Capital, SG Americias Securities, Standard Charted
Bank, UBS Securities, US Bancorp, Wells Fargo
Fund JPMorgan Short Term Bond Fund II
Trade Date 09/27/10
Issuer NBC Universal (NBCUNI 2.10% April 1, 2014 144A)
Cusip 62875UAM
Bonds 50,000
Offering Price $99.987
Spread 0.30%
Cost $49,994
Dealer Executing Trade Goldman Sachs and Company
% of Offering  purchased by firm 2.54%
Syndicate Members Bank of America Merrill Lynch, Citigroup Global Markets,
Goldman Sachs, JPMorgan, Morgan Stanley, Banca IMI, Barclays Capital,
Blaylock & Co, BNP Paribas, BNY Mellon, CastleOak Securities, Credit
Agricole, Credit Suisse, Daiwa Capital, Deutsche Bank Securities, Gleacher
& Co, Lloyds TSB, Loop Capital, Mediobanca-Banca di Credito Finanz,
Mitusibishi UFJ Securities, Mizuho Capital, PNC Capital, Raymond James,
RBC Capital, RBS Securities, Ramirez & Co, Santander Investments, Scotia
Capital, TD Securities, UBS Securities, Wells Fargo, Williams Capital
Fund JPMorgan Short Term Bond Fund II
Trade Date 10/29/10
Issuer Arrow Electrics, Inc. (ARW 3.375% November 1, 2015)
Cusip 04273WAA
Bonds 15,000
Offering Price $99.65
Spread 0.60%
Cost $14,948
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 1.66%
Syndicate Members Bank America Merrill Lynch, JPMorgan, Morgan Stanley,
Credit Suisee, Wells Fargo, HSBC Securities, Santander Investment
Securities, Scotia Capital, Standard Chartered Bank
Fund JPMorgan Short Term Bond Fund II
Trade Date 11/2/10
Issuer Jefferies Group, Inc. (JEF 3.875% November 9, 2015)
Cusip 472319AJ
Bonds 85,000
Offering Price $99.84
Spread 0.30%
Cost $84,862
Dealer Executing Trade Jefferies and Company
% of Offering  purchased by firm 2.86%
Syndicate Members Jefferies & Co, BNY Mellon, Citigroup Global Markets,
JPMorgan
Fund JPMorgan Short Term Bond Fund II
Trade Date 1/19/11
Issuer HCP Inc. (HCP 2.70% February 1, 2014)
Cusip 40414LAB
Bonds 16,000
Offering Price $99.902
Spread 0.35%
Cost $15,984
Dealer Executing Trade UBS Securities LLC
% of Offering  purchased by firm 2.64%
Syndicate Members Citigroup Global Markets, JPMorgan Securities, Bank of
America Merrill Lynch, UBS Securities, Wells Fargo, Barclays Capital,
Credit Agricole, Credit Suisse, Deutsche Bank, Goldman Sachs, Morgan
Stanley, BNY Mellon Capital Markets, KeyBanc Capital Markets, Moelis & Co,
PNC Capital, RBS Securities, Scotia Capital, SunTrust Robinson Humphrey,
US Bancorp